EXHIBIT 99.1

Orion Energy Systems Announces Fiscal 2015
First Quarter Results

Company to Hold Conference Call with Accompanying Slide Presentation at 4:30 EDST Today

MANITOWOC, Wis. — August 4, 2014 (BUSINESS WIRE) -- Orion Energy Systems, Inc. (NYSE MKT: OESX), a leading designer and manufacturer of high-performance, energy-efficient lighting platforms, today announced financial results for its fiscal 2015 first quarter ended June 30, 2014.

Operating and Financial Highlights

•	Total revenue for the fiscal 2015 first quarter was $13.3 million, compared to $20.9 million in the prior-year period.

•
LED lighting sales increased 127.7% year-over-year to $2.6 million in the fiscal 2015 first quarter, accounting for 20.9% of lighting product revenues, an increase from $1.1 million, or 7.6% of lighting product revenues, in the prior year period.

•
As of June 30, 2014, the Company had a current backlog of purchase orders amounting to $7.4 million, with $7.0 million in LED and HIF lighting orders, the largest lighting backlog total since September 2011.

•
In addition to the hundreds of existing reseller customers, the Company grew its network of key regional resellers to 53 at June 30, 2014 from 30 at March 31, 2014. Orion believes that expansion in this metric will serve as a leading indicator of future sales as there is a certain ramp-up time from signing to when resellers begin to produce a consistent order flow.

•	As of June 30, 2014, the Company’s working capital was $29.7 million compared to $33.1 million at March 31, 2014.

Management Comments
John Scribante, Chief Executive Officer of Orion, stated, “We achieved growth in our pipeline of LED sales for the first quarter of fiscal 2015 during a period of redirection, as we are positioning ourselves to become a predominantly solid state LED lighting retrofit product company. The growth in Orion’s order flow was largely driven by national account wins, specifically sales of our LED Troffer Door Retrofit (LDR) product introduced in January 2014. While our top-line was affected in the short-term as a result of a number of these orders being placed in the latter half of the fiscal first quarter, we expect these will translate into revenues in the next two quarterly periods. Each new order from existing and new customers allows us to showcase our superior product offerings as well as our exceptional customer service to the market.”

Financial Review
Fiscal 2015 First Quarter

•
Total revenue was $13.3 million for the fiscal 2015 first quarter, compared to $20.9 million in the prior-year period. The decrease in revenue was a result of delayed customer purchase decisions in the early months of the fiscal 2015 first quarter, coupled with cyclical budget allocation of prospective customers. Also, Orion has seen a decrease of $3.9 million in revenues year-over year attributed directly to their exit of the solar energy business line. Revenue from the non-core solar business is expected to be approximately $1.5 million during fiscal 2015 and will not continue into future years.

•
Product revenue from Orion’s LED products increased to $2.55 million, or 20.9% of total lighting product revenues, during fiscal 2015 first quarter, compared to $1.1 million, or 7.6% of total lighting product revenues, in the prior-year period.

•	Total lighting revenues that were generated through resellers during the fiscal 2015 first quarter was 71.2%, compared to 62% in prior-year period.

•
Total gross margin was 19.6% for the fiscal 2015 first quarter, compared to 27.4% for the prior-year period, largely as a result of the decline in lighting product revenue and the related impact of fixed expenses within its manufacturing facility. As the Company begins to realize economies-of-scale among its lighting product categories, it expects to achieve gross margins of approximately 30%.

•
The Company reported a net loss for the fiscal 2015 first quarter of $4.4 million, or $0.20 per diluted share, compared to a net loss of $0.8 million, or $0.04 per diluted share, in the prior-year period.

Balance Sheet Review

•
Orion had approximately $16.3 million in cash and cash equivalents and $0.5 million in short-term investments as of June 30, 2014, compared to $17.6 million and $0.5 million, respectively, at March 31, 2014.

•
The Company’s working capital as of June 30, 2014, was $29.7 million, consisting of $44.2 million in current assets and $14.5 million in current liabilities, compared to $33.1 million, consisting of $50.3 million in current assets and $17.2 million in current liabilities, at March 31, 2014.

•	The Company reported a $1.3 million decrease of net cash from operations during first quarter of 2015, compared to a $2.0 million increase of net cash from operations in the prior-year period.

•	Total debt was $5.8 million at June 30, 2014, compared with $6.6 million at March 31, 2014.

Outlook

•	The Company continues to expect total revenues for fiscal 2015 to range from $80.0 million to $105.0 million, which is based largely on projected sales acceleration of its LED product line.

•
Orion has budgeted a ramp-up in sales over the subsequent quarters of fiscal 2015 from LED products. The Company expects that the timeline of increased sales will largely match with the historical capital allocation budgets of its clients in the second half of calendar 2015, as well as reflect the growing adoption rate from target customers in the office, retail, and industrial sectors.

•	The Company continues to evaluate potential acquisition possibilities that could expand its supply chain capabilities, product line, and be complementary to its existing operations.

•	The Company-wide re-branding initiative will continue, positioning Orion as a premier LED lighting solutions company.

Mr. Scribante concluded, “We will continue to leverage our previous customer relationships and partnerships as we lead the adoption of LED lighting retrofit solutions in the office, high bay, and outdoor space. Conveying the performance and efficiency benefits of our LED products to customers to create an ROI driven purchase decision is something we must continue to focus on from a sales perspective. We intend to focus on driving these sales through expansion of our reseller network, signing new national accounts, and investing in a corporate branding initiative that highlights Orion’s position as the leader in retrofitted Solid-State LED solutions. We expect to leverage the ample capacity at our current manufacturing facility, continue to maintain a rational expense structure as we grow, and leverage our strong balance sheet to explore acquisition opportunities. We have been encouraged by the growth in our sales pipeline thus far in fiscal 2015 and feel that Orion is uniquely suited to capture a leading position in the LED retrofit market.”

Supplemental Information
In conjunction with this press release, Orion has posted supplemental information on its website which further discusses the financial performance of the Company for the three months ended June 30, 2014. The supplemental information can be found in the Investor Relations section of Orion’s website at www.oesx.com.

Conference Call
Orion will discuss these results in a conference call today, Monday, August 4, 2014, at 4:30 ET.

The dial-in numbers are:
Domestic callers:         (877) 754-5294
International callers:         (678) 894-3013

The Company will be utilizing an accompanying slideshow presentation in conjunction with this call, which will be available on the Investor Relations section of Orion’s website at www.oesx.com.

To listen to the live webcast, go to the Investor Relations section of Orion Energy Systems’ website at http://investor.oriones.com/events.cfm for a live webcast link. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.

An audio replay of the earnings conference call will be available shortly after the call and will remain available through August 11, 2014. The replay can be accessed by dialing (855) 859-2056. The replay pass code for callers is
74639105.

About Orion Energy Systems
Orion is leading the transformation of commercial and industrial buildings with state-of-the-art energy efficient lighting systems. Orion manufactures and markets a cutting edge portfolio of products encompassing LED Solid-State Lighting, high intensity fluorescent, and smart controls. Orion's 70+ patents held or pending provide unparalleled optical and thermal performance, which drive financial, environmental, and work-space benefits for a wide variety of retrofit markets.

Safe Harbor Statement
Certain matters discussed in this press release, including under our "Outlook for Fiscal 2015" section, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our development of, and participation in, new product and technology offerings or applications, including customer acceptance of our LED product lines; (ii) the rate of customer adoption of LED lighting products and the increasing duration of customer sales cycles as customers defer purchasing decisions to evaluate LED product costs and performance; (iii) deterioration of market conditions, including delays to customer capital expenditure budgets; (iv) our ability to compete and execute our growth and profitability strategy in a highly competitive market and our ability to respond successfully to market competition; (v) any material changes to our inventory obsolescence reserves; (vi) our ability to recruit and hire sales talent to increase our in-market sales; (vii) the substantial cost of our various legal proceedings; (viii) our decreasing emphasis on obtaining new solar photovoltaic construction projects, (ix) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (x) loss of one or more key customers or suppliers, including key contacts at such customers; (xi) our ability to effectively manage our product inventory to provide our products to customers on a timely basis; (xii) our ability to effectively manage the credit risk associated with our debt funded OTA contracts; (xiii) a reduction in the price of electricity; (xiv) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xv) increased competition from government subsidies and utility incentive programs; (xvi) dependence on customers’ capital budgets for sales of products and services; (xvii) the availability of additional debt financing and/or equity capital; (xviii) potential warranty claims; (xix) potential acquisitions; and (xx) our expectations for the fiscal year ending March 31, 2015. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oesx.com in the Investor Relations section of the Company’s Web site.

Investor Relations Contacts:
Scott Jensen
Chief Financial Officer
Orion Energy Systems, Inc.
(920) 892-9340

Adam Prior
Senior Vice President
The Equity Group Inc.
(212) 836-9606
aprior@equityny.com

Forrest Hunt
Associate
The Equity Group Inc.
(212) 836-9610
fhunt@equityny.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2013	2014
Product revenue	$17,523	$12,243
Service revenue	3,329	1,070
Total revenue	20,852	13,313
Cost of product revenue	12,884	9,855
Cost of service revenue	2,245	846
Total cost of revenue	15,129	10,701
Gross profit	5,723	2,612
Operating expenses:
General and administrative	2,759	3,648
Acquisition and integration related expenses	—	22
Sales and marketing	3,303	2,878
Research and development	490	416
Total operating expenses	6,552	6,964
Loss from operations	(829)	(4,352)
Other income (expense):
Interest expense	(113)	(90)
Dividend and interest income	174	94
Total other income	61	4
Loss before income tax	(768)	(4,348)
Income tax (benefit) expense	13	11
Net loss	$(781)	$(4,359)
Basic net loss per share	$(0.04)	$(0.20)
Weighted-average common shares outstanding	20,173,743	21,669,120
Diluted net loss per share	$(0.04)	$(0.20)
Weighted-average common shares outstanding	20,173,743	21,669,120

The following amounts of stock-based compensation were recorded (in thousands):

	Three Months Ended June 30,
	2013	2014
Cost of product revenue	$20	$12
General and administrative	221	345
Sales and marketing	126	65
Research and development	3	5
Total	$370	$427

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	June 30,
	2014	2014
Assets
Cash and cash equivalents	$17,568	$16,336
Short-term investments	470	471
Accounts receivable, net	15,098	13,651
Inventories, net	11,790	10,858
Deferred contract costs	742	130
Prepaid expenses and other current assets	4,673	2,786
Total current assets	50,341	44,232
Property and equipment, net	23,135	22,667
Long-term inventory	10,607	10,940
Goodwill	4,409	4,409
Other intangible assets, net	7,551	7,264
Long-term accounts receivable	1,966	1,539
Other long-term assets	931	959
Total assets	$98,940	$92,010
Liabilities and Shareholders’ Equity
Accounts payable	$8,530	$6,941
Accrued expenses	4,597	4,013
Deferred revenue, current	614	376
Current maturities of long-term debt	3,450	3,187
Total current liabilities	17,191	14,517
Long-term debt, less current maturities	3,151	2,595
Deferred revenue, long-term	1,316	1,295
Other long-term liabilities	270	272
Total liabilities	21,928	18,679
Shareholders’ equity:
Additional paid-in capital	130,766	131,433
Treasury stock	(35,813)	(35,812)
Shareholder notes receivable	(50)	(40)
Retained deficit	(17,891)	(22,250)
Total shareholders’ equity	77,012	73,331
Total liabilities and shareholders’ equity	$98,940	$92,010

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended June 30,
	2013	2014
Operating activities
Net loss	$(781)	$(4,359)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,014	762
Amortization	40	346
Stock-based compensation expense	370	427
Loss (gain) on sale of property and equipment	21	(5)
Provision for inventory reserves	594	20
Provision for bad debts	80	44
Other	33	29
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	(4,387)	1,830
Inventories, current and long-term	864	612
Deferred contract costs	(893)	612
Prepaid expenses and other assets	439	829
Accounts payable	2,870	(1,589)
Accrued expenses	568	(582)
Deferred revenue	1,190	(259)
Net cash provided by (used in) operating activities	2,022	(1,283)
Investing activities
Purchase of property and equipment	(130)	(304)
Purchase of short-term investments	(1)	(1)
Additions to patents and licenses	(19)	(48)
Proceeds from sales of property, plant and equipment	30	1,001
Net cash (used in) provided by investing activities	(120)	648
Financing activities
Payment of long-term debt	(850)	(819)
Proceeds from repayment of shareholder notes	1	10
Proceeds from issuance of common stock	35	212
Net cash used in financing activities	(814)	(597)
Net increase (decrease) in cash and cash equivalents	1,088	(1,232)
Cash and cash equivalents at beginning of period	14,376	17,568
Cash and cash equivalents at end of period	$15,464	$16,336